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               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549

                            Form 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
              THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 25, 1997
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                        PETROLITE CORPORATION
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       (Exact name of Registrant as specified in its charter)


     Delaware                 0-685               43-0617572
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(State or other       (Commission File No.)   (I.R.S. Employer
jurisdiction of                               Identification No.)
incorporation)


369 Marshall Avenue, St. Louis, Missouri               63119
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(Address of principal executive office)             (Zip Code)


Registrant's telephone number, including area code: (314) 961-3500
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                              None
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         (Former name or former address, if changed since last report)


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Item 5.   Other Events
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     (a)  The Company, Baker Hughes Incorporated, Wm. S. Barnickel & Company,
Baker Hughes Missouri, Inc., and Baker Hughes Delaware, Inc. have entered into an Agreement and Plan of Merger dated as of February 25, 1997. Terms of the Agreement call for a tax-free exchange of common stock in which each of the
11.36 million Petrolite shares will be converted into shares of Baker Hughes common stock having a value of $61 per Petrolite share, based on the average market price of Baker Hughes common stock during a 10-day period shortly before the closing. A copy of the Agreement and Plan of Merger is attached hereto as Exhibit 10 and incorporated by reference herein.


Item 7.   Financial Statements and Exhibits
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               (c)  Exhibits.

                    10. Agreement and Plan of Merger among Baker Hughes Incorporated, Baker Hughes Missouri, Inc., Baker
                    Hughes Delaware, Inc., Petrolite Corporation, and Wm. S. Barnickel & Company dated as of February 25, 1997.

                    20.   Press Release dated February 26, 1997.

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                            SIGNATURES
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Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       PETROLITE CORPORATION



                                       By:  /s/ John M. Casper
                                          --------------------------
                                          John M. Casper
                                          Vice President and
                                          Chief Financial Officer



Date:  February 28, 1997
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